Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-116163, filed June 4, 2004) on Form S-8 of Timberland Bancorp, Inc. of our report dated March 18, 2014 appearing in this Annual Report on Form 11-K of Timberland Bank Employee Stock Ownership and 401(k) Plan for the year ended September 30, 2013.

PMB Helin Donovan, LLP

Seattle, Washington
March 18, 2014